UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2011
Date of  Report
(Date of earliest event reported)

TOFUTTI BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 13, 2011,  Mr. Scott Korman was elected to serve as a member of the Board of Directors and the Audit Committee of the Registrant, until the Registrant’s next annual general meeting of shareholders, by the Board of Directors of the Registrant.

Mr. Korman founded Nashone, Inc., a private equity firm, in 1984 and is its President. Nashone is also involved in financial advisory, turnaround and general management assignments. Mr. Korman is currently Chairman of Da-Tech Corporation, a Pennsylvania based contract electronics manufacturer.  He previously served as Chairman and CEO of Best Manufacturing Group LLC., a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full service dairy, processing and distributing milk, ice cream mix and ice cream products.

Mr. Korman received a B.S. in Economics from the University of Pennsylvania Wharton School in 1977.   He also serves on the boards of various not-for-profit groups and was the founder of the Englewood Business Forum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2011	TOFUTTI BRANDS INC.
(Registrant)

By: /s/Steven Kass
Steven Kass
Chief Financial Officer